Exhibit 99

N E W S   R E L E A S E

Contacts:	John S. Penshorn Director of Capital Markets Communications & Strategy 952-936-7214

Patrick J. Erlandson Chief Financial Officer 952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD
FOURTH QUARTER AND FULL YEAR EARNINGS OF $0.83 AND $2.96 PER SHARE

• Fourth Quarter Revenues Up 13%	• Full Year Revenues Up 15%
• Fourth Quarter Operating Margin of 10.8%	• Full Year Operating Margin of 10.2%
• Fourth Quarter Cash Flows of $870 Million	• Full Year Cash Flows Above $3.0 Billion
• Fourth Quarter Return on Equity of 41%	• Full Year Return on Equity of 39%
• Fourth Quarter EPS Rose 38%	• Full Year EPS Rose 39%

MINNEAPOLIS (January 22, 2004) — UnitedHealth Group (NYSE: UNH) achieved record results in the fourth quarter and full year ended December 31, 2003, reported Chairman and CEO William W. McGuire, M.D. The exceptional performance was driven by balanced contributions across the diversified family of UnitedHealth Group businesses. Based on the elements and key factors embedded in these results, the Company has further increased its expectations for earnings growth and performance in 2004.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenues	$7.52 billion	$7.24 billion	$6.68 billion	$28.82 billion	$25.02 billion
Earnings From Operations	$810 million	$763 million	$609 million	$2,935 million	$2,186 million
Operating Margin	10.8%	10.5%	9.1%	10.2%	8.7%

UnitedHealth Group Highlights

•	Fourth quarter earnings per share of $0.83 increased 38 percent from $0.60 in the fourth quarter of 2002, and improved 6 cents or 8 percent from the third quarter of 2003.

•	Full year earnings per share of $2.96 increased 39 percent from $2.13 per share in 2002.

•	Fourth quarter consolidated net earnings increased to $507 million, up $128 million or 34 percent year-over-year and $31 million or 7 percent on a sequential quarter basis. Full year net earnings advanced to $1.825 billion, up $473 million or 35 percent over 2002 results.

•	Consolidated fourth quarter revenues increased $841 million or 13 percent year-over-year to $7.5 billion. Revenues for full year 2003 increased $3.8 billion or 15 percent to $28.8 billion, reflecting balanced growth across the Company’s multiple business segments.

•	Operating costs were 16.7 percent of revenues in the fourth quarter, an improvement of 80 basis points from the fourth quarter of 2002 and a 20 basis point improvement sequentially. The full year operating cost ratio of 16.9 percent also improved significantly from 17.5 percent in 2002.

•	Earnings from operations increased to $810 million in the fourth quarter, up $201 million or 33 percent over the prior year, and up $47 million or 6 percent sequentially. Full year earnings from operations of $2.94 billion advanced 34 percent over 2002 results.

•	Consolidated fourth quarter operating margin improved to 10.8 percent from 9.1 percent in the fourth quarter of 2002. Full year operating margin of 10.2 percent improved 150 basis points from 8.7 percent in 2002.

UnitedHealth Group Highlights — Continued

•	Excluding the AARP division of Ovations,

•	December 31, 2003 accounts receivable increased $7 million or 2 percent sequentially and $23 million or 6 percent year-over-year to $393 million, even as related quarterly revenues increased $704 million year-over-year or 12 percent during this time frame. There were less than six days sales outstanding in accounts receivable at year end.

•	Medical costs days payable, at 68 days, were flat on a sequential quarter basis and increased two days from 66 days at December 31, 2002. Medical costs payable increased $430 million or 15 percent year-over-year, standing at $3.3 billion at December 31, 2003.

•	During the fourth quarter, the Company realized favorable development of $20 million in its estimates of medical costs incurred in 2002, bringing the full year effect of changes in estimates to $150 million or 0.8 percent of the $18 billion in medical costs reported for 2002.

•	The Company also realized $70 million in positive development related to estimates of medical costs incurred in the first nine months of 2003. This change in the estimate of medical costs incurred within the first three quarters of 2003 had no effect on 2003 full year earnings of $2.96 per share.

•	Fourth quarter investment income of $77 million increased $22 million year-over-year and $14 million from the third quarter due to an increase in investable assets. The net realized capital gain in the fourth quarter of $8 million was consistent with the $8 million gain realized in the third quarter of 2003.

•	Cash flows from operations were $870 million for the fourth quarter, bringing full year cash flows from operations to more than $3.0 billion, up 24 percent year-over-year.

•	During the fourth quarter the Company completed its $500 million cash acquisition of Golden Rule Financial Corporation.

•	The Company repurchased 4 million shares in the fourth quarter, bringing the full year repurchase total to more than 33 million shares at an average per share price of less than $47.

•	Fourth quarter 2003 annualized return on equity was 41.1 percent, with full year return on equity reaching 39.0 percent, up from 33.0 percent in 2002.

Closing Comment

“We are pleased to report that our customer service metrics, across all of our businesses, are the best they have ever been. Each of our businesses is also well underway in advancing new quality initiatives designed to further elevate their performance and establish new standards of service excellence and efficiency,” Dr. McGuire said. “Our 2004 outlook includes strong revenue and earnings performance across our businesses, with sequential quarterly earnings gains and consistent double-digit operating margins for the overall company. Including the benefits of the proposed acquisition of Mid Atlantic Medical Services, which we expect to close by the end of the first quarter of 2004, we have increased our projection for per share earnings growth to 25 percent to 26 percent over the record $2.96 per share earned in 2003.”

[United Healthcare Logo]		[OVATIONS logo]
[AmeriChoice Logo]

Business Description — Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of local employers and consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50, including the administration of supplemental health insurance coverage on behalf of AARP.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenues	$6.46 billion	$6.22 billion	$5.76 billion	$24.81 billion	$21.55 billion
Earnings From Operations	$523 million	$490 million	$382 million	$1,865 million	$1,328 million
Operating Margin	8.1%	7.9%	6.6%	7.5%	6.2%

Key Developments for Health Care Services

•	Fourth quarter 2003 Health Care Services revenues grew $703 million or 12 percent year-over-year to $6.5 billion. Full year revenues increased $3.3 billion or 15 percent to $24.8 billion.

•	Fourth quarter Health Care Services operating earnings of $523 million increased $141 million or 37 percent year-over-year and $33 million or 7 percent sequentially.

•	Fourth quarter operating margin of 8.1 percent expanded 150 basis points year-over-year and 20 basis points sequentially. The full year operating margin of 7.5 percent, up 130 basis points year-over-year, reflected operating margin expansion from each of the three major businesses represented in the Health Care Services reporting segment.

[United Healthcare Logo]		[OVATIONS logo]
[AmeriChoice Logo]

Key Developments for Health Care Services — Continued

•	Fourth quarter revenues of $4.1 billion for UnitedHealthcare increased $486 million or 14 percent year-over-year.

•	During the fourth quarter, UnitedHealthcare closed its previously announced acquisition of Golden Rule Financial Corporation, a national leader in the individual health insurance market and a pioneer in the design and application of individual medical savings account products. Golden Rule now operates as a freestanding business unit focused on pursuing the individual insurance market at scale. Golden Rule contributed $129 million in revenues to UnitedHealthcare in the fourth quarter.

•	The UnitedHealthcare commercial business brought services to 435,000 more people during the fourth quarter due to growth in new customers served and the acquisition of Golden Rule.

•	The full year commercial medical care ratio of 80.0 percent improved from 81.8 percent in 2002 as medical cost trends continued to moderate due to a variety of economic and market conditions coupled with effective health care management and coordination services. In addition, the year-over-year mix shift in 2003 toward smaller-sized customer accounts, which generally have higher broker distribution costs and lower medical care ratios, contributed to the decline in this ratio.

•	AmeriChoice fourth quarter revenues of $719 million increased $109 million or 18 percent year-over-year and $51 million or 8 percent sequentially. Full year AmeriChoice revenue of $2.7 billion increased 13 percent year-over-year on an intrinsic growth rate basis.

•	AmeriChoice increased enrollment by 15,000 in the fourth quarter of 2003, bringing full year growth to 75,000 individuals or 7 percent. The Company now serves more than 1.1 million people.

•	Ovations fourth quarter revenues of $1.7 billion grew $108 million or 7 percent year-over year. Full year Ovations revenues increased $319 million or 5 percent over 2002 results.

•	Full year earnings from operations for Ovations increased by approximately 20 percent again in 2003 due to overall revenue growth and operating margin expansion in the business.

[Uniprise Logo]

Business Description

Uniprise provides network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenues	$785 million	$778 million	$702 million	$3.11 billion	$2.73 billion
Earnings From Operations	$151 million	$154 million	$130 million	$610 million	$517 million
Operating Margin	19.2%	19.8%	18.5%	19.6%	19.0%

Key Developments

•	Uniprise revenues increased $83 million or 12 percent over fourth quarter 2002 and $382 million or 14 percent for full year 2002, reaching $785 million and $3.1 billion for the respective periods.

•	Uniprise directly serves more than 9 million people in the national multi-location employer segment. Economy-related job losses impacted Uniprise by approximately 65,000 individuals served in the fourth quarter, a level consistent with recent quarters’ results. Uniprise management estimates it added approximately 500,000 net new consumer clients in early 2004, consistent with its long-standing goal of increasing market share by at least 1 percentage point per year.

•	The Uniprise operating margin of 19.2 percent expanded 70 basis points year-over-year and declined 60 basis points sequentially, as operating earnings grew $21 million year-over-year but decreased $3 million from third quarter 2003 as a result of fourth quarter enrollment costs and plan changes related to 2004 enrollment activities.

•	Full year operating income of $610 million increased $93 million or 18 percent over 2002 results.

[Specialized Care Services Logo]

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenues	$485 million	$476 million	$386 million	$1.88 billion	$1.51 billion
Earnings From Operations	$104 million	$100 million	$79 million	$385 million	$286 million
Operating Margin	21.4%	21.0%	20.5%	20.5%	19.0%

Key Developments

•	Fourth quarter revenues rose to $485 million, up $99 million or 26 percent year-over-year and $9 million or 2 percent from the third quarter of 2003. Full year revenues of $1.9 billion increased $369 million or 24 percent, reflecting a year of exceptional organic growth for the businesses in this segment.

•	The Specialized Care Services fourth quarter operating margin of 21.4 percent expanded 40 basis points from the third quarter of 2003 and 90 basis points year-over-year. Similarly, full year operating margin increased 150 basis points to 20.5 percent. The operating margin improvement reflected a continuation of the segment’s significant progress in aligning assets, technology and operating platforms to improve performance.

•	Fourth quarter operating earnings of $104 million increased $25 million or 32 percent year-over-year and $4 million or 4 percent sequentially. Full year earnings grew 35 percent year-over-year to $385 million.

[ingenix Logo]

Business Description

Ingenix is an international leader in the field of health care data, analysis and application. Ingenix serves multiple health care market segments on a business-to-business basis, including pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenues	$179 million	$148 million	$155 million	$574 million	$491 million
Earnings From Operations	$32 million	$19 million	$18 million	$75 million	$55 million
Operating Margin	17.9%	12.8%	11.6%	13.1%	11.2%

Key Developments

•	Ingenix fourth quarter revenues increased $24 million or 15 percent year-over-year and $31 million or 21 percent sequentially to $179 million in the fourth quarter of 2003. Gains were driven by the traditional seasonal pick-up for Ingenix syndicated content products and software and a year-over-year lift in pharmaceutical services revenues as work began on new service contracts.

•	On a full year basis, Ingenix grew revenues by $83 million or 17 percent over 2002 results, led by expansion in its health intelligence offerings.

•	Ingenix operating earnings increased $14 million or 78 percent year-over-year and $13 million or 68 percent on a sequential quarter basis. Full year operating earnings increased $20 million or 36 percent as operating margin expanded 190 basis points to 13.1 percent. Improving performance on pharmaceutical services business and strong earnings contributions from data, software and informatics products provided the year-over-year and sequential earnings gains.

Business Description
UnitedHealth Group is a diversified health and well-being company that provides a broad spectrum of resources and services to help people improve their health and well-being through all stages of life. Consolidated UnitedHealth Group operating results include the operating performance of the Company’s four reportable business segments — Health Care Services (which includes the results of UnitedHealthcare, AmeriChoice and Ovations), Uniprise, Specialized Care Services and Ingenix.

Forward-Looking Statements
This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Company’s Web site (http://www.unitedhealthgroup.com). The conference call webcast is open to all interested parties.

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